Exhibit 99.1

FOR IMMEDIATE RELEASE

Hertz Contacts:	Leslie Hunziker Hertz Investor Relations (201) 307-2337 lhunziker@hertz.com	Richard Broome Hertz Media Relations (201) 538-9212 rbroome@hertz.com

Donlen Contact:	Suzanne Deveney Donlen VP, Brand Management (847) 412-5238 sdeveney@donlen.com

HERTZ TO ACQUIRE DONLEN CORPORATION IN $930 MILLION TRANSACTION

PARK RIDGE, NJ, July 17, 2011 — Hertz Global Holdings, Inc. (“Hertz”) (NYSE: HTZ) and Donlen Corporation (“Donlen”) today announced they have signed a definitive agreement for Hertz to acquire Donlen, a leading provider of fleet leasing and management services. The transaction has been approved by the boards of directors of both companies, and by the stockholders of Donlen. The transaction is expected to be completed in the third quarter of 2011, subject to the satisfaction of customary closing conditions, including regulatory approvals.

Mark P. Frissora, the Chairman and Chief Executive Officer of Hertz, said, “The acquisition of Donlen expands our portfolio of transportation solutions by giving Hertz an immediate leadership position in long-term car,  truck and equipment leasing and fleet management for corporate customers who need scale and sophisticated fleet management services. This range of solutions from a single provider will make Hertz unique among its peers.” Frissora added, “The integration of Donlen gives Hertz a yearly and multi-year offering that complements our hourly, daily and monthly car sharing and car rental options for customers, giving us a more stable revenue stream and new adjacent markets to leverage our existing business model.”

The acquisition of Donlen is consistent with the evolution of Hertz’s asset-light, technology focused business model.  Donlen is primarily a vehicle financing and fleet management consulting business which deploys leading technology applications to support its customers.

Additionally, this transaction is part of the Company’s overall growth strategy to provide the most flexible transportation programs for corporate and general consumers.   Donlen’s technology platform is best-in-class and scalable to enable rapid volume expansion.   Together with Donlen’s existing relationships, Hertz will now be able to significantly expand its fleet management capability to Europe and other international markets.  Additionally, the Donlen acquisition provides Hertz with a strategic consulting practice in asset and fleet management with an industry leading reputation for its GreenDriver® telematics initiative such as DriverPointTM, which tracks and measures driver behavior and productivity.

“We’re thrilled to be part of the Hertz global family,” said Gary Rappeport, Donlen Chief Executive Officer. “There are a number of synergies between the two businesses that will allow us to expand and accelerate Donlen’s offerings and continue our passionate focus on customer service and technology. Together, Hertz and Donlen have a unique opportunity to explore and create new and innovative products to bring to market.”

Based in Northbrook, Illinois, Donlen leases and manages more than 144,000 vehicles across the United States, Canada and Mexico. Donlen has posted consistent growth in pre-tax income since 2000, including 2008 and 2009 in the midst of the recession.

Donlen generates revenue through its high-quality, diversified lease portfolio and its fee-based fleet management and services business, which have produced consistent results throughout its history, including recessionary periods.  Donlen further differentiates itself from traditional leasing companies by providing services throughout the leasing life-cycle and a variety of management and maintenance services. Donlen has distinguished itself as a technology leader in the industry, through FleetWeb®, Donlen’s award-winning online fleet management platform that provides enhanced customer service capabilities, and CARE™, Donlen’s proprietary CRM system; as well as Donlen’s more than 45 years in fleet management industry experience.

Hertz is purchasing Donlen for $250 million, and will be assuming approximately $680 million of Donlen’s outstanding fleet debt.   Hertz expects to refinance Donlen’s debt at improved financing terms. Hertz believes the acquisition will be credit neutral and will strengthen its business profile given Donlen’s business mix and diversified lease portfolio. This transaction is immediately accretive to Hertz’s earnings and is EVA positive in year one.    Hertz has identified $20 million of synergies, primarily fleet-related.

Hertz will host a conference call on Monday, July 18, 2011 at 11:00 AM (EDT) to provide more detailed information about the Donlen transaction.  Mark Frissora and Gary Rappeport, CEOs of Hertz and Donlen, respectively, will speak during the conference call.  To access the conference call live, dial 800-230-1096 in the U.S. and 612-288-0340 for international callers using access code: 210683 or listen via webcast at www.hertz.com/investorrelations.   The conference call will be available for replay from July 18, 2011 from 1:00 PM (EDT) until August 1, 2011 at 11:59 AM (EDT) by calling 800-475-6701 in the U.S. or 320-365-3844 for international callers with the access code: 2107683.  The press release and accompanying slides will be available on our website, www.hertz.com/investorrelations.

Hertz is being advised in this transaction by Seale & Associates, Inc. and Barclays Capital and Donlen’s advisor is J.P. Morgan Securities LLC.  Jenner & Block LLP is acting as mergers and acquisitions counsel to Hertz and Weil, Gotshal & Manges LLP is providing advice regarding structured finance matters.  Skadden, Arps, Slate, Meagher & Flom LLP is serving as seller’s counsel on behalf of Donlen.

ABOUT HERTZ

The Hertz Corporation (www.hertz.com), a subsidiary of Hertz Global Holdings, Inc. (NYSE: HTZ), is the world’s largest general use car rental brand, operating from approximately 8,500 locations in approximately 150 countries worldwide. Hertz is the number one airport car rental brand in the U.S. and at 83 major airports in Europe, operating both corporate and licensee locations in cities and airports in North America, Europe, Latin America, Asia, Australia and New Zealand. In addition, the Company has licensee locations in cities and airports in Africa and the Middle East. Product and service initiatives such as Hertz #1 Club Gold®, NeverLost® customized, onboard navigation systems, SIRIUS XM Satellite Radio, and unique cars and SUVs offered through the Company’s Adrenaline and Green Traveler Collections, set Hertz apart from the competition. In 2008, the Company entered the global car sharing market in London, New York City and Paris. Hertz also operates one of the world’s largest equipment rental businesses, Hertz Equipment Rental Corporation, offering a diverse line of equipment, including tools and supplies, as well as new and used equipment for sale, to customers ranging from major industrial companies to local contractors and consumers from approximately 320 branches in the United States, Canada, France, Spain, Italy, China and Saudi Arabia, as well as through its international licensees.

ABOUT DONLEN

Donlen Corporation (www.donlen.com), with headquarters in Northbrook, IL, offices nationwide, and strategic global partnerships, is a leading provider of innovative fleet leasing and management services for corporate fleets across the U.S., and has over 144,000 vehicles under lease and management. In 2010, Donlen generated gross billings of approximately $920 million and revenues of approximately $350 million.   Since 1965, Donlen has offered its clients highly personalized and responsive customer service. Donlen’s workplace excellence has been recognized as one of Crain’s Chicago Business “List of 20 Best Places to Work in Chicago” each year from 2009-2011, a Leader on “The Global Outsourcing 100®” list by the International Association of Outsourcing Professionals (IAOP) in 2011 and from 2006-2009, a National Association for Business Resources “101 Best and Brightest Places to Work For in Chicago” each year from 2007-2011, the 2011 Stevie® Award Winner for “Corporate Environmental Responsibility Program of the Year,” and a Stevie Award Finalist as “Most Innovative Company” and “Best Use of Technology in Customer Service” in 2010.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve a number of risk and uncertainties, and actual results or events may differ materially from those projected or implied in those statements.  Examples include statements regarding the parties’ ability to consummate the proposed transaction and timing thereof, the benefits and impact of the proposed transaction, including accretion to earnings, the combined company’s ability to achieve the synergies and value creation that are contemplated by the parties, Hertz’s ability to promptly and effectively integrate Donlen’s business, and the diversion of management time on transaction-related issues.  Additional examples of forward-looking statements include information concerning Hertz’s, Donlen’s or the combined company’s outlook, anticipated revenues, results of operations and implementation of productivity and efficiency initiatives, and the anticipated savings and restructuring charges expected to be realized or incurred in connection therewith, as well as any other statement that does not directly relate to any historical or current fact.

These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecast” or similar expressions.  These statements are based on certain assumptions that Hertz and Donlen have made in light of their experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that they believe are appropriate in these circumstances.  Hertz and Donlen believe these judgments are reasonable, but you should understand that no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial conditions of Hertz, Donlen or the combined company, due to a variety of important factors, both positive and negative.  Among other items, such factors could include the ability of the parties to obtain all necessary regulatory consents to the proposed transaction and to meet any conditions imposed by regulators in connection therewith; the overall strength and stability of general economic conditions, both in the United States and in global markets, including the timing and strength of the current recovery; levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets and the impact of disruptions or reductions in air travel resulting from airline bankruptcies, industry consolidation, capacity reductions, pricing actions or other events; the effect of significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in Hertz’s and Donlen’s markets, including on their pricing policies or use of incentives; their ability to achieve cost savings and efficiencies and realize opportunities to increase productivity and profitability; their ability to accurately estimate future levels of rental and leasing activity and adjust the size of their fleets accordingly; the impact of safety recalls by the manufacturers of their rental and leased vehicles and equipment; the impact of a major disruption in their communication or centralized information networks or payment systems; and changes in the existing, or the adoption of new, laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may materially affect their operations or the cost thereof.

Hertz cautions you that you should not rely unduly on these forward-looking statements, which reflect its and Donlen’s current beliefs and are based on information currently available.  All forward-looking statements attributable to Hertz, Donlen or persons acting on Hertz’s or Donlen’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and Hertz undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Additional information concerning these statements and other factors can be found in Hertz’s filings with the SEC, including the Annual Reports on Form 10-K, the quarterly reports on Form 10-Q, current reports on Form 8-K and other documents Hertz has filed.